EXHIBIT 5.1

May 2, 2007

VIA EDGAR

Lucy’s Cafe, Inc.
2685 Park Center Drive, Building A
Simi Valley, California 93065

Re:	Registration Statement on
Form SB-2 (File No. 333-140591)

Ladies and Gentlemen:

We have acted as special counsel to Lucy’s Cafe, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form SB-2 (No. 333-140591), as amended (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 10,235,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company issued by the Company in connection with a private placement of shares in December 2006.

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public officials and others.

We express no opinion herein as to any laws other than the General Corporation Law of the State of Nevada.

For the purposes of this opinion, we have assumed the issuance of the Shares was duly authorized by the Board of Directors of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ McDermott Will & Emery LLP